Exhibit 99.1

Hard Rock Hotel & Casino Biloxi Provides An Update

                Biloxi, MS—October 27, 2005—Premier Entertainment Biloxi LLC (d/b/a Hard Rock Hotel & Casino Biloxi) (the “Company”) would like to provide an update on various matters as of this date.

Insurance Update

                As of August 15, 2005 the Company had a comprehensive blanket policy providing up to $181.5 million in coverage for real and personal property, including business interruption coverage.

                This insurance is comprised of a $25.0 million primary layer underwritten by Industrial Risk Insurers, a second $25.0 million layer underwritten by several insurance carriers, and a third excess layer comprised of $131.5 million underwritten by several insurance carriers. The syndicated coverage is spread between 12 different insurance carriers, each with an A.M. Best Rating of A (Excellent) or better.

                The Company believes all damages sustained at the Hard Rock Hotel & Casino Biloxi are covered under a “Weather Catastrophe Occurrence,” as defined in the primary coverage policy and that the full $181.5 million limit of the policies is available to restore the property to its condition immediately preceding Hurricane Katrina.

The Company believes that it has the ability to receive property and casualty insurance proceeds sufficient to, amongst other things:

•                  Rebuild the casino and repair, replace and/or remediate the related casino facilities with similar quality and features; and

•                  Clean-up and repair the low-rise building, hotel tower and parking garage to their condition before Hurricane Katrina.

In addition, the Company believes it has the ability to receive business interruption insurance proceeds sufficient to:

•                  Pay debt service requirements under the Company’s 10-3/4% First Mortgage Notes due 2012 for up to one year;

•                  The Company believes that these insurance proceeds, along with the funds escrowed in an interest reserve account with the trustee, are sufficient to pay interest payments due on February 1, 2006,  August 1, 2006 and February 1, 2007;

•                  Pay certain operating costs related to reopening the property, including compensation for senior management and the required fees under the license agreement with Hard Rock Licensing, Inc.; and

•                  Approximate its estimated income for up to 12 months.

                The Company has reached a settlement agreement with Industrial Risk Insurers regarding the $25.0 million primary layer of insurance that is consistent with the Company’s view that damages sustained are covered under a “Weather Catastrophe Occurrence.”  As of today, the Company has received $15.0 million of insurance proceeds related to this policy and expects to receive the remaining proceeds related to this layer of coverage shortly.

                The Company continues to have discussions with its insurance carriers about its coverage and claims.  To date, the Company has not received any information from its insurance carriers or their agents leading it to believe that such coverage would not be forthcoming.  However, there can be no assurance that they will all agree with the Company’s view or that the Company will obtain these insurance proceeds.

Construction Disbursement Update

                In addition to the insurance proceeds received, insurance proceeds anticipated to be received and access to other indebtedness permitted in the indenture, the Company had the following cash and cash equivalents on hand as of September 30, 2005:

•                  Approximately $14.4 million in the construction disbursement account at U.S. Bank

•                  Approximately $8.3 million in the interest reserve account at U.S. Bank

•                  Approximately $1.0 million in the tidelands lease account at U.S. Bank

•                  Approximately $4.9 million of working capital at Peoples Bank

In the middle of October 2005, the Company submitted a construction disbursement request to U.S. Bank as trustee and disbursement agent, dated August 26, 2005, seeking a disbursement for payment of construction expenses incurred prior to Hurricane Katrina in the amount of approximately $11.5 million.  The construction disbursement request, along with the appropriate certifications from the general contractor, the architect and the independent construction consultant, was submitted in compliance with the disbursement agreement and in similar form to 18 other disbursement requests submitted by the Company dating back to February 2004, all of which were funded by U.S. Bank per the disbursement agreement.  Nevertheless, on or about October 19, 2005, U.S. Bank denied this August 2005 construction disbursement request.

                Consequently, due to the unilateral actions of U.S. Bank as trustee and disbursement agent, the Company has been unsuccessful in its attempt to pay various parties, including vendors, the general contractor and subcontractors, for work performed in good faith prior to Hurricane Katrina to construct the Hard Rock Hotel and Casino Biloxi.  In order to protect the Hard Rock Hotel and Casino Biloxi, our ongoing reconstruction efforts and to prevent liens from being filed against the property, the Company was forced on October 27, 2005 to file a Complaint for Injunctive Relief against U.S. Bank National Association, as trustee and disbursement agent, in the United States District Court for the Southern District of Mississippi Southern Division.  The Company is asking the court to enforce the disbursement agreement and order the trustee and disbursement agent to disburse funds due under the properly submitted disbursement request.

                The Company is currently evaluating financing plans for its reconstruction efforts.  To the extent that the rebuilding program may require the consents of its noteholders, the Company intends to obtain such approval on a consensual basis.

Except for the historical information contained herein, the matters addressed in this Current  Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities and Exchange Act of 1934, as amended.  Words such as, but not limited to, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “could”, “may”, “should” and similar expressions, together with the numerical estimates provided herein, are intended to identify forward-looking statements.  Such forward-looking statements, which may include, without limitation, statements regarding expansion plans, cash needs, sources and uses of funds, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions, operating results and pending regulatory matters, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by the Company. From time to time, oral or written forwardlooking statements are also included in Premier Entertainment’s and Premier Finance’s other periodic reports on Forms l0-K, l0-Q and 8-K, press releases and other materials released to the public.

Actual results may differ materially from those that might be anticipated from forward-looking statements included herein.  This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties.  Premier Entertainment and Premier Finance undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that may cause actual performance of Premier Entertainment or Premier Biloxi to differ materially from that contemplated by such forward-looking statements include, among others: (1) the results of the damage from Hurricane Katrina and insurance proceeds available to the Company, (2) the results of the lawsuit filed against the trustee and disbursement agent, (3) the gaming industry is very competitive and increased competition from the legalization or expansion of gaming in Mississippi or Alabama and the development or expansion of Native American casinos in or near the Company’s markets could adversely affect the Company’s profitability, (4) general construction risks and other factors, some of which are beyond the Company’s control, could prevent the Company from completing its construction and development projects as planned, (5) changes in gaming laws or regulations, (6) changes in federal or state tax laws, (7) changes in the economy, (8) the additional furniture, fixture, and equipment financing to complete the project and (9) changes in the scope of the project. Additional factors that could cause actual performance of the Company to differ materially from that contemplated by such forward-looking statements are detailed in the Registration Statement and Premier Entertainment’s and Premier Finance’s period reports on Forms 10-K, 10-Q and 8-K.